Exhibit 99.1
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Spin-off of Ingersoll-Rand U.S. HoldCo, Inc.
On February 29, 2020 (the "Distribution Date"), Ingersoll-Rand plc completed the separation of its Industrial segment businesses ("Ingersoll Rand Industrial Business") through a spin-off of Ingersoll-Rand U.S. HoldCo, Inc. ("Ingersoll-Rand Industrial") to Ingersoll-Rand plc's shareholders of record as of February 24, 2020 on a pro-rata basis (the "Distribution") and merger of Ingersoll-Rand Industrial with a wholly owned subsidiary of Ingersoll Rand Inc. (formerly known as Gardner Denver Holdings, Inc., "Gardner Denver") in a "Reverse Morris Trust" transaction (the "Transactions") pursuant to the Agreement and Plan of Merger, dated as of April 30, 2019, by and among Ingersoll-Rand plc, Ingersoll-Rand Industrial, Gardner Denver, and Charm Merger Sub Inc. ("Merger Sub") and the Separation and Distribution Agreement, dated as of April 30, 2019, by and between Ingersoll-Rand plc and Ingersoll-Rand Industrial (collectively with the other related transaction documents, the "Transaction Agreements"). Following the completion of the Transactions, Gardner Denver was renamed Ingersoll Rand Inc. Subsequent to the closing of the Transactions, Ingersoll-Rand plc changed its name to Trane Technologies plc ("Trane Technologies" or the "Company"). Pursuant to the Transaction Agreements, Ingersoll-Rand plc initially conveyed to Ingersoll-Rand Industrial, its wholly owned subsidiary, certain assets and liabilities constituting the Ingersoll Rand Industrial Businesses and caused Ingersoll-Rand Industrial to convey to the Company certain excluded assets and excluded liabilities in order to separate and consolidate the Ingersoll Rand Industrial Business (the "Reorganization"). Prior to the Distribution, in consideration of the transfer to Ingersoll-Rand Industrial of the specified assets and liabilities contemplated by the Reorganization, Ingersoll-Rand Industrial issued to Ingersoll-Rand plc additional shares of Ingersoll-Rand Industrial common stock such that the number of shares of Ingersoll-Rand Industrial common stock then outstanding equaled the number of Ingersoll-Rand Industrial common stock necessary to effect the Distribution. Upon close of the Transactions, Ingersoll-Rand plc’s existing shareholders received 50.1% of the shares of Gardner Denver on a fully diluted basis. Existing Gardner Denver shareholders retained 49.9% of the shares of Gardner Denver on a fully diluted basis. As a result of the Transactions, Ingersoll-Rand plc shareholders entitled to receive shares of Ingersoll-Rand Industrial common stock in the Distribution received approximately 0.8824 shares of Gardner Denver common stock for each share of Ingersoll-Rand Industrial common stock they received in the Distribution.
In connection with the Transactions, Ingersoll-Rand Services Company, an affiliate of Ingersoll-Rand Industrial, borrowed an aggregate principal amount of $1.9 billion under a senior secured first lien term loan facility (the "Term Loan"), the proceeds of which were used to make a one-time special cash payment of $1.9 billion to a subsidiary of Trane Technologies. The obligations under the Term Loan were retained by Ingersoll-Rand Services Company, which following the Transactions is a wholly owned subsidiary of Gardner Denver.
For the year ended December 31, 2019, the Company incurred approximately $95 million in costs related to the separation of Ingersoll-Rand Industrial. The Company anticipates to incur costs at the high end of the $150 million to $200 million range related to the separation activities. After the Distribution Date, the Company does not beneficially own any Ingersoll-Rand Industrial shares of common stock and will no longer consolidate Ingersoll-Rand Industrial into its financial results. Beginning in the first quarter of 2020, Ingersoll-Rand Industrial's historical financial results, including separation costs, for periods prior to the Distribution Date will be reflected in the Company's consolidated financial statements as a discontinued operation.
Unaudited Pro Forma Consolidated Financial Statements
The following unaudited pro forma consolidated financial statements were derived from the historical consolidated financial statements of Ingersoll-Rand plc, which the Company prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The unaudited pro forma consolidated statement of operations for the fiscal years ended December 31, 2019, 2018 and 2017, give effect to the Transactions as if they had occurred on January 1, 2017, the first day of fiscal year 2017. The unaudited pro forma consolidated balance sheet as of December 31, 2019 gives effect to the Transactions as if they occurred on that date.
The unaudited pro forma consolidated financial statements include adjustments to reflect the following:

•	the distribution by the Company to Ingersoll-Rand Industrial, pursuant to the Transactions, of all the assets and liabilities that comprise the Ingersoll Rand Industrial Business;

•	costs incurred in connection with the Transactions;

•
the impact of, and transactions contemplated by, the Separation and Distribution Agreement between the Company and Ingersoll-Rand Industrial and the Tax Matters Agreement among the Company, Ingersoll-Rand Industrial, Gardner Denver and certain other subsidiaries of the Company and Ingersoll-Rand Industrial; and

•	the one-time special cash payment of $1.9 billion from Ingersoll-Rand Services Company to a subsidiary of the Company from debt incurred by Ingersoll-Rand Services Company prior to the Transactions.

The Company believes that the adjustments related to the Transactions presented in the unaudited pro forma consolidated financial statements are consistent with the guidance for discontinued operations under U.S. GAAP. Specifically, income tax related adjustments represent the Company's current estimates on a discontinued operations basis, which could materially change as the Company finalizes its discontinued operations in conjunction with the preparation of its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and its Annual Report on Form 10-K for the year ended December 31, 2020.
The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the following unaudited pro forma consolidated financial statements. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and the Company believes such assumptions are reasonable under the circumstances.
The following unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Ingersoll-Rand plc, the accompanying notes to those financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Ingersoll-Rand plc's Annual Report on Form 10-K for the year ended December 31, 2019 and Ingersoll-Rand Industrial's Registration Statement on Form 10 filed with the Securities and Exchange Commission on January 15, 2020. The unaudited pro forma consolidated financial statements have been presented for informational purposes only. The unaudited pro forma consolidated financial statements do not purport to represent what the Company's results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project the Company's results of operations or financial condition for any future period or as of any future date.

TRANE TECHNOLOGIES PLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2019

In millions, except per share amounts	As Reported	Discontinued Operations of Ingersoll-Rand Industrial (a)	Note	Pro Forma Trane Technologies
Net revenues	$16,598.9	$(3,523.0)		$13,075.9
Cost of goods sold	(11,451.5)	2,363.6		(9,087.9)
Selling and administrative expenses	(3,129.8)	811.9		(2,317.9)
Operating income	2,017.6	(347.5)		1,670.1
Interest expense	(243.0)	0.2		(242.8)
Other income/(expense), net	(33.0)	4.6		(28.4)
Earnings before income taxes	1,741.6	(342.7)		1,398.9
Benefit (provision) for income taxes	(353.7)	115.1	(b)	(238.6)
Earnings from continuing operations	1,387.9	(227.6)		1,160.3
Less: Earnings from continuing operations attributable to noncontrolling interests	(17.6)	2.4		(15.2)
Net earnings from continuing operations attributable to Trane Technologies plc	$1,370.3	$(225.2)		$1,145.1
Earnings per share from continuing operations attributable to Trane Technologies plc ordinary shareholders:
Basic	$5.67			$4.74
Diluted	$5.61			$4.69
Weighted-average number of common shares outstanding:
Basic	241.6			241.6
Diluted	244.4			244.4
See Notes to Unaudited Pro Forma Consolidated Financial Statements

TRANE TECHNOLOGIES PLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2018

In millions, except per share amounts	As Reported	Discontinued Operations of Ingersoll-Rand Industrial (a)	Note	Pro Forma Trane Technologies
Net revenues	$15,668.2	$(3,324.4)		$12,343.8
Cost of goods sold	(10,847.6)	2,265.1		(8,582.5)
Selling and administrative expenses	(2,903.2)	654.0		(2,249.2)
Operating income	1,917.4	(405.3)		1,512.1
Interest expense	(220.7)	(0.2)		(220.9)
Other income/(expense), net	(36.4)	3.0		(33.4)
Earnings before income taxes	1,660.3	(402.5)		1,257.8
Benefit (provision) for income taxes	(281.3)	46.3	(b)	(235.0)
Earnings from continuing operations	1,379.0	(356.2)		1,022.8
Less: Earnings from continuing operations attributable to noncontrolling interests	(19.9)	4.8		(15.1)
Net earnings from continuing operations attributable to Trane Technologies plc	$1,359.1	$(351.4)		$1,007.7
Earnings per share from continuing operations attributable to Trane Technologies plc ordinary shareholders:
Basic	$5.50			$4.08
Diluted	$5.43			$4.03
Weighted-average number of common shares outstanding:
Basic	247.2			247.2
Diluted	250.1			250.1
See Notes to Unaudited Pro Forma Consolidated Financial Statements

TRANE TECHNOLOGIES PLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2017

In millions, except per share amounts	As Reported	Discontinued Operations of Ingersoll-Rand Industrial (a)	Note	Pro Forma Trane Technologies
Net revenues	$14,197.6	$(3,030.1)		$11,167.5
Cost of goods sold	(9,811.6)	2,041.9		(7,769.7)
Selling and administrative expenses	(2,720.7)	630.6		(2,090.1)
Operating income	1,665.3	(357.6)		1,307.7
Interest expense	(215.8)	(0.2)		(216.0)
Other income/(expense), net	(31.6)	(2.3)		(33.9)
Earnings before income taxes	1,417.9	(360.1)		1,057.8
Benefit (provision) for income taxes	(80.2)	110.0	(b)	29.8
Earnings from continuing operations	1,337.7	(250.1)		1,087.6
Less: Earnings from continuing operations attributable to noncontrolling interests	(9.7)	(5.0)		(14.7)
Net earnings from continuing operations attributable to Trane Technologies plc	$1,328.0	$(255.1)		$1,072.9
Earnings per share from continuing operations attributable to Trane Technologies plc ordinary shareholders:
Basic	$5.21			$4.21
Diluted	$5.14			$4.16
Weighted-average number of common shares outstanding:
Basic	254.9			254.9
Diluted	258.1			258.1
See Notes to Unaudited Pro Forma Consolidated Financial Statements

TRANE TECHNOLOGIES PLC
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2019

In millions, except per share amounts	As Reported	Discontinued Operations of Ingersoll-Rand Industrial (a)	Note	Pro Forma Adjustments	Note	Pro Forma Trane Technologies
ASSETS
Current assets:
Cash and cash equivalents	$1,303.6	$(25.0)		$1,900.0	(c)	$3,178.6
Accounts and notes receivable, net	2,798.1	(613.5)		—		2,184.6
Inventories	1,712.2	(433.7)		—		1,278.5
Other current assets	403.3	(58.4)	(b)	11.9	(d)	356.8
Total current assets	6,217.2	(1,130.6)		1,911.9		6,998.5
Property, plant and equipment, net	1,806.2	(454.3)		—		1,351.9
Goodwill	6,783.1	(1,657.4)		—		5,125.7
Intangible assets, net	4,148.8	(825.2)		—		3,323.6
Other noncurrent assets	1,537.0	(139.7)	(b)	—		1,397.3
Total assets	$20,492.3	$(4,207.2)		$1,911.9		$18,197.0
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,809.2	$(427.9)		$—		$1,381.3
Accrued compensation and benefits	549.2	(106.9)		—		442.3
Accrued expenses and other current liabilities	1,853.0	(288.7)	(b)	125.3	(d)(e)	1,689.6
Short-term borrowings and current maturities of long-term debt	650.5	(0.2)		—		650.3
Total current liabilities	4,861.9	(823.7)		125.3		4,163.5
Long-term debt	4,922.9	—		—		4,922.9
Postemployment and other benefit liabilities	1,221.9	(173.8)		—		1,048.1
Deferred and noncurrent income taxes	682.0	(110.0)	(b)	(4.2)	(d)(e)	567.8
Other noncurrent liabilities	1,491.2	(92.9)		—		1,398.3
Total liabilities	13,179.9	(1,200.4)		121.1		12,100.6
Equity:
Total equity	7,312.4	(3,006.8)		1,790.8	(f)	6,096.4
Total liabilities and equity	$20,492.3	$(4,207.2)		$1,911.9		$18,197.0
See Notes to Unaudited Pro Forma Consolidated Financial Statements

Notes to Unaudited Pro Forma Consolidated Financial Statements

a.
Reflects the reclassification of the operations, assets and liabilities of Ingersoll-Rand Industrial as a discontinued operation in accordance with Accounting Standards Codification 205 (ASC 205), Presentation of Financial Statements. Amounts for the year ended 2019 also include $94.5 million of separation costs directly related to the Transactions and $12.9 million of costs related to the acquisition of Precision Flow Systems, which have been considered to meet the criteria for presentation as discontinued operations and were previously reported as part of Unallocated corporate costs in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

b.
Income tax related adjustments represent the Company's current estimates on a discontinued operations basis which could materially change as the Company finalizes its discontinued operations accounting to be reported in the Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and the Annual Report on Form 10-K for the year ended December 31, 2020.

c.
Reflects the net cash distribution immediately prior to the Transactions by Ingersoll-Rand Services Company to a subsidiary of the Company, pursuant to the terms of the Separation and Distribution Agreement, of $1.9 billion, representing the one-time special cash payment by Ingersoll-Rand Services Company from the net proceeds of its borrowings.

d.
Reflects $11.9 million and $32.7 million (of which $19.8 million is included in Accrued expense and other current liabilities and $12.9 million is included in Deferred and noncurrent income taxes) of tax indemnification receivables and liabilities, respectively, related to unresolved tax matters retained by the Company in connection with the separation, as defined by the Tax Matters Agreement. The actual amounts that the Company may receive or may be required to accrue or pay under the Tax Matters Agreement will depend upon a variety of factors, including the outcome of the unresolved tax matters, which may not be resolved for several years.

e.
Reflects an adjustment of $105.5 million for the accrual of estimated costs related to the separation which were not yet incurred as of December 31, 2019 and the applicable deferred tax effects of $17.1 million (included in Deferred and noncurrent income taxes), using a U.S. blended federal and state income tax rate. The estimate was determined based on the high end of the Company's anticipated range for such costs of $200 million, less $94.5 million of costs that were incurred as of December 31, 2019. The accrued costs primarily relate to non-recurring professional fees directly related to the separation.

f.	Total equity was adjusted as a result of adjustments (c), (d) and (e).